Exhibit 99.1

FOR IMMEDIATE RELEASE

FAIRPOINT COMMUNICATIONS REPORTS FIRST QUARTER 2008 RESULTS
Completed Merger and Successful Integration of Former Verizon Employees

CHARLOTTE, N.C. (May 16, 2008) – FairPoint Communications, Inc. (NYSE:FRP) (“FairPoint” or the “Company”), a leading provider of communications services to urban communities across the country, today announced its financial results for its first quarter ended March 31, 2008.  FairPoint completed its merger with Northern New England Spinco Inc. (“Spinco”), an entity that held Verizon Communications’ landline and certain related operations in Maine, New Hampshire and Vermont on March 31, 2008. From an accounting perspective, Spinco was deemed to have acquired FairPoint and, accordingly, the financial statements of the local exchange business of Verizon New England Inc. in Maine, New Hampshire and Vermont and the customers of Verizon’s related long distance and Internet service provider businesses in those states (the “Northern New England business”) are the relevant financial statements for the Company under GAAP following the merger. As a result, the GAAP financial statements, other than the balance sheet at March 31, 2008 contained in this earnings release, reflect only the financial results of the Northern New England business and do not reflect or include the operations of the FairPoint properties prior to the completion of the merger (“Legacy FairPoint”).  Accordingly, the Company is also reporting combined pro forma results for the first quarter 2008 reflecting the operations of both Spinco and Legacy FairPoint.

Commenting on the results, Gene Johnson, chairman and CEO of FairPoint Communications stated, “Once again, Legacy FairPoint has delivered strong incremental growth in our high-speed data (“HSD”) products.  Our marketing focus on high margin offerings that provide consistent average revenue per unit (“ARPU”) is providing measurable benefits. We are implementing a complementary yet customized strategy for the recently acquired Spinco business.”

He added, “We believe that Spinco access line losses trended higher in the first quarter than what was reported to us in previous quarters due principally to competitors’ marketing and promotional activity around the time of the closing of the merger.  We are implementing marketing and operating strategies that are expected to reduce the rate of loss of access lines and increase HSD sales in the Spinco business.  We are very pleased with the early stages of the merger integration, particularly the transition of the customer relationships and the positive attitude of the new employees. We remain encouraged by the progress we have achieved under the Transition Services Agreement (the “TSA”) since the merger closed and our expectations for a smooth and timely transition off the TSA remain intact.”

Results of the Northern New England Business for the Three Month Period Ended March 31, 2008
(presented on a GAAP basis)

Revenues for the first quarter of 2008 were $282.4 million, down 5.2% from the first quarter of 2007. Approximately $1.6 million of the decline in revenue is due to non-recurring credits issued to certain customers during the three months ended March 31, 2008.  The primary driver of this revenue decline was a decline in local revenue due to increased competition, partially offset by increases in intrastate and data and Internet services revenues. The rate of revenue decline is expected to abate, but meaningful improvements will not take effect until after the transition off of the TSA, expected to occur at the end of September 2008, at which time marketing programs and other initiatives can be fully implemented.

Selling, general and administrative (“SG&A”) expenses decreased $0.9 million to $63.1 million in the first quarter of 2008 compared with the same period in 2007. The decrease was primarily driven by lower allocated costs from Verizon affiliates and lower bad debt expenses in 2008, partially offset by higher costs in the Internet and high speed data business due to increased subscribers.

Total operating expenses decreased $4.8 million to $252.9 million in the first quarter of 2008 compared with the same period in 2007, primarily the result of a $4.0 million reduction in depreciation and amortization due to lower rates of depreciation as a result of changes in the estimated useful lives of depreciable assets and increases in reserve levels, as well as the decline noted above in SG&A expenses.

Net income for the three months ended March 31, 2008 was $9.5 million, or $0.18 per share, compared with $14.4 million, or $0.27 per share for the same period in 2007.  The variance in the year-over-year comparison is a result of the items discussed above.

Certain assets and liabilities of the Northern New England business (principally related to pension, OPEB and associated deferred taxes) were not distributed to Spinco in the merger, therefore the financial information of the Northern New England business contained herein does not reflect Spinco’s actual results for the three months ended March 31, 2008 and may not be indicative of Spinco’s and the Company’s (after giving effect to the merger) future results.

Pro Forma Financial Results
The pro forma statements of operations for the three months ended March 31, 2008 contained in this earnings release do not reflect revenues or expenses that were not transferred to FairPoint, reflect the combination of Legacy FairPoint and Spinco and reflect the combined capital structure of the Company post-merger.  For more information about pro forma financial results, including certain adjustments and assumptions, see the attachments to this press release.

Pro Forma Combined Adjusted EBITDA for the Three Month Period Ended March 31, 2008
On a pro forma combined basis, Adjusted EBITDA (as defined herein) for the three months ended March 31, 2008 was $162 million, compared with Adjusted EBITDA of $179 million for the same period in the prior year.  Excluding the non-recurring revenue credits in the three months ended March 31, 2008, Adjusted EBITDA would have been $164 million.  The decrease in Adjusted EBITDA is primarily due to the decline in revenues, particularly in the Northern New England business.

Pro Forma Combined Operating Results for the Three Month Period Ended March 31, 2008
HSD penetration increased to 18.8% of voice access lines at March 31, 2008, compared with 15.6% at March 31, 2007.  HSD penetration within Legacy FairPoint, excluding the access lines acquired from Verizon, increased to 30.1%, up from 24.9% at March 31, 2007, reflecting the continued success and momentum Legacy FairPoint has consistently reported on a quarterly basis for the past several years. This is partly the result of Legacy FairPoint’s significantly higher percentage of homes capable of subscribing to the Company’s HSD offerings, which is a strategy that will be replicated in Northern New England.

Voice access lines at March 31, 2008 were 1,570,169, down 9.1% from 1,727,954 reported at March 31, 2007. When excluding the impact of the merger, FairPoint’s access lines decreased at a rate of 6.0%, compared with a rate of decline of 9.6% at Spinco. In addition, FairPoint’s access line equivalents were negatively impacted by two one-time events. First, there was reclassification of 486 official lines that had no revenue impact. The second one-time event impacting FairPoint’s access line equivalents was the launch of a triple play by a cable operator in one of FairPoint’s markets. This launch included a significant marketing push and a heavily discounted introductory offer. Legacy FairPoint has experienced that after such prior launches, normalized rates are expected to be achieved within Legacy FairPoint’s systems after several quarters.

Interstate long distance penetration for the combined company at March 31, 2008 increased to 42.8% of voice access lines compared with 42.3% at March 31, 2007.

Total pro forma access line equivalents were 1,865,747 as of March 31, 2008.  Total pro forma access line equivalents as of March 31, 2008 decreased 6.6% compared with March 31, 2007 and decreased 2.2% compared with December 31, 2007. When excluding the impact of the merger, total access line equivalents year-over-year for Legacy FairPoint would have declined 2.2% compared with the 7.4% loss reported at Spinco.

Pro Forma Access Line Equivalents
	3/31/2008	3/31/2007	12/31/2007	% change 3/31/07 to 3/31/08
FairPoint
Residential access lines	178,659	191,571	182,182	(6.7%)
Business access lines	54,692	56,795	55,892	(3.7%)
Wholesale access lines	-	-	-	-
Subtotal: Access lines	233,351	248,366	238,074	(6.0%)

HSD subscribers	70,168	61,814	67,703	13.5%
Total access line equivalents	303,519	310,180	305,777	(2.2%)

Spinco
Residential access lines	851,961	952,503	882,933	(10.6%)
Business access lines	365,307	386,586	371,041	(5.5%)
Wholesale access lines	119,550	140,499	124,123	(14.9%)
Subtotal: Access lines	1,336,818	1,479,588	1,378,097	(9.6%)

HSD subscribers	225,410	208,153	222,874	8.3%
Total access line equivalents	1,562,228	1,687,741	1,600,971	(7.4%)

Pro forma combined total access line equivalents	1,865,747	1,997,921	1,906,748	(6.6%)

Conference Call and Webcast

As previously announced, FairPoint will host a conference call and simultaneous webcast to discuss its first quarter results at 8:30 a.m. EDT on May 16, 2008.  Participants should call (888) 253-4456 (US/Canada) or (706) 643-3201 (International) and request the FairPoint Communications first quarter earnings call or Conference ID# 46956451.  A telephonic replay will be available for anyone unable to participate in the live call.  To access the replay, call (800) 642-1687 and enter the confirmation code 46956451.  The recording will be available from May 16, 2008 at 1:00 p.m. (EDT) through May 23, 2008 at 11:59 p.m. (EDT).

A live broadcast of the earnings conference call will be available via the Internet at www.fairpoint.com under the Investor Relations section.  An online replay will be available beginning at 1:00 p.m. (EDT) on May 16, 2008 and will remain available for one year.

During the conference call, representatives of the Company may discuss and answer one or more questions concerning the Company’s business and financial matters. The responses to these questions may contain information that has not been previously disclosed.

Non-GAAP Financial Measures

EBITDA (as defined herein) and Adjusted EBITDA are non-GAAP financial measures (i.e., they are not measures of financial performance under generally accepted accounting principles) and should not be considered in isolation or as a substitute for consolidated statements of operations and cash flows data prepared in accordance with GAAP.  In addition, the non-GAAP financial measures used by FairPoint may not be comparable to similarly titled measures of other companies.  For definitions of and additional information regarding EBITDA and Adjusted EBITDA, and a reconciliation of such measures to the most comparable financial measures calculated in accordance with GAAP, please see the attachments to this press release.

FairPoint believes EBITDA is useful to investors because EBITDA is commonly used in the communications industry to analyze companies on the basis of operating performance, liquidity and leverage. FairPoint believes EBITDA allows a standardized comparison between companies in the industry, while minimizing the differences from depreciation policies, financial leverage and tax strategies.

Certain covenants in FairPoint’s credit facility and the indenture governing its senior notes and the regulatory orders contain ratios based on Adjusted EBITDA and the restricted payment covenants in such agreements regulating the payment of dividends on FairPoint’s common stock are based on Adjusted EBITDA. If FairPoint’s Adjusted EBITDA were to decline below certain levels, covenants in FairPoint’s credit facility that are based on Adjusted EBITDA may be violated and could cause, among other things, a default under such credit facility, or result in FairPoint’s inability to pay dividends on its common stock.

While FairPoint uses these non-GAAP financial measures in managing and analyzing its business and financial condition and believes they are useful to its management and investors for the reasons described above, these non-GAAP financial measures have certain shortcomings.  In particular, Adjusted EBITDA does not represent the residual cash flows available for discretionary expenditures, since items such as debt repayment and interest payments are not deducted from such measure.  FairPoint’s management compensates for the shortcomings of these measures by utilizing them in conjunction with their comparable GAAP financial measures.

The information in this press release should be read in conjunction with the financial statements and footnotes contained in FairPoint’s Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission.

About FairPoint

FairPoint Communications, Inc. is an industry leading provider of communications services to communities across the country. Today, FairPoint owns and operates local exchange companies in 18 states offering advanced communications with a personal touch including local and long distance voice, data, Internet, television and broadband services. FairPoint is traded on the New York Stock Exchange under the symbol FRP.  Learn more at www.fairpoint.com.

This press release may contain forward-looking statements by FairPoint that are not based on historical fact, including, without limitation, statements containing the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions and statements. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements. Such factors include those risks described from time to time in FairPoint’s filings with the Securities and Exchange Commission ("SEC"), including, without limitation, the risks described in FairPoint’s most recent Annual Report on Form 10-K on file with the SEC.  These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements.  All information is current as of the date this press release is issued, and FairPoint undertakes no duty to update this information.  FairPoint's results for the quarter ended March 31, 2008 are subject to the completion and filing with the Securities and Exchange Commission of its Quarterly Report on Form 10-Q for the quarter ended March  31, 2008.

Source: FairPoint Communications, Inc., www.fairpoint.com.

Investor Contact: Brett Ellis (866) 377-3747, bellis@fairpoint.com
Media Contact: Rose Cummings (704) 602-7304; rcummings@fairpoint.com

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Attachments

FAIRPOINT COMMUNICATIONS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets Under GAAP

	March 31,	December 31,
	2008(A)	2007(A)
	(unaudited)
	(Dollars in thousands)
Assets
Current assets:
Cash	$10,961	$—
Restricted cash	19,200	—
Accounts receivable, net	168,330	160,130
Other receivables	40,233	18,579
Materials and supplies	10,136	4,229
Other	43,344	21,180
Deferred income tax, net	27,382	9,730
Short term investments	—	37,090
Total current assets	319,586	250,938
Property, plant, and equipment, net	1,890,403	1,628,066
Intangibles assets, net	232,973	2,019
Prepaid pension asset	70,080	36,692
Debt issue costs, net	29,271	—
Other assets	79,517	20,457
Investments	6,856	—
Goodwill	611,624	—
Total assets	$3,240,310	$1,938,172

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of capital lease obligations	$2,029	$2,064
Accounts payable	206,599	175,866
Dividends payable	13,970	—
Accrued interest payable	282	—
Interest rate swaps	27,079	—
Other accrued liabilities	58,679	47,115
Total current liabilities	308,638	225,045

Long-term liabilities:
Capital lease obligations	9,472	9,936
Employee benefit obligations	170,675	408,863
Deferred income taxes	248,802	140,911
Unamortized inviestment tax credits	5,738	5,877
Other long-term liabilities	39,290	28,378
Long-term debt, net of current portion	2,177,381	—
Interest rate swap agreements	47,588	—
Total long-term liabilities	2,698,946	593,965
Minority interest	6
Stockholders' equity:
Common stock	890	538
Additional paid-in capital	800,321	484,383
Retained Earnings	(489,766)	634,241
Accumulated other comprehensive loss	(78,725)	—
Total stockholders' equity	232,720	1,119,162
Total liabilities and stockholders' equity	$3,240,310	$1,938,172

FAIRPOINT COMMUNICATIONS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations Under GAAP
(Unaudited)

	Three months ended
	March 31,
	2008(A)	2007(A)
	(Dollars in thousands)

Revenues	$282,414	$297,950
Operating expenses:
Cost of services and sales, excluding depreciation and amortization	135,837	135,715
Selling, general and administrative expense, exluding depreciation and amortization	63,116	64,033
Depreciation and amortization	53,925	57,898
Total operating expenses	252,878	257,646
Income from operations	29,536	40,304
Other income (expense):
Interest expense	(14,522)	(17,793)
Other	986	906
Total other expense	(13,536)	(16,887)
Income before income taxes	16,000	23,417
Income tax expense	(6,457)	(8,979)
Net income	$9,543	$14,438

Weighted average shares outstanding:
Basic	53,761	53,761
Diluted	53,761	53,761

Earnings per share:
Basic	$0.18	$0.27
Diluted	$0.18	$0.27

FAIRPOINT COMMUNICATIONS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows Under GAAP
(Unaudited)

	Three months ended
	March 31,
	2008	2007
	(Dollars in thousands)
Cash flows from operating activities:
Net income	$9,543	$14,437
Adjustments to reconcile net income to net cash provided by
operating activities of continuing operations:
Deferred income taxes	16,021	1,052
Provision for uncollectible revenue	3,874	6,330
Depreciation and amortization	53,925	57,898
SFAS 106 post-retirement accruals	22,522	22,472
Other non cash items	(27,956)	(47,684)
Changes in assets and liabilities arising from operations:
Accounts receivable and other current assets	(28,399)	15,700
Accounts payable and other accrued liabilities	(37,870)	(24,487)
Other	(11,956)	—
Total adjustments	(9,839)	31,281
Net cash provided by operating activities of continuing operations	(296)	45,718
Cash flows from investing activities of continuing operations:
Acquired cash balance, net	11,552	—
Net capital additions	(24,604)	(36,169)
Net proceeds from sales of investments and other assets	—	7,765
Net cash used in investing activities of continuing operations	(13,052)	(28,404)
Cash flows from financing activities of continuing operations:
Loan origination costs	(29,238)	—
Proceeds from issuance of long-term debt	1,635,500	—
Repayments of long-term debt	(685,441)	—
Contributions from Verizon	344,629	(16,891)
Restricted cash	(80,886)	—
Repayment of capital lease obligations	(255)	(423)
Dividends paid to stockholders	(1,160,000)	—
Net cash provided by (used in) financing activities of continuing operations	24,309	(17,314)
Net increase in cash	10,961	—
Cash, beginning of period	—	—
Cash, end of period	$10,961	$—

Supplemental disclosure of cash flow information:
Non-cash equity consideration	$316,290	$—
Non-cash issuance of senior notes	551,000	—

FAIRPOINT COMMUNICATIONS, INC. AND SUBSIDIARIES
Unaudited Pro Forma Combined Statement of Operations (Non-GAAP)
For the Three Months Ended March 31, 2008
(in millions, except per share data)

	Northern New England business (A)	Legacy FairPoint (B)	Merger Related Costs		Pro Forma Adjustments		Pro Forma Results for Combined Businesses

Revenues	$282	68	-		(1)	(C)	$349
Operating expenses:
Cost of services and sales, excluding depreciation and amortization	136	28			(10)	(C)(D)	154
Selling, general and administrative expense	63	12	47	(I)	(50)	(D)(J)	72
Depreciation and amortization	54	13			5	(F)	72
Total operating expenses	253	53	47		(55)		298
Income from operations	29	15	(47)		54		51
Other income (expense):
Interest expense	(14)	(11)	-		(22)	(E)(H)	(47)
Interest and dividend income	-	-	-		-		-
Loss on derivative instruments	-	(22)	-		-		(22)
Other nonoperating, net	1	-	(32)	(K)	32	(K)	1
Total other expense	(13)	(33)	(32)		10		(68)

Income before income taxes	16	(18)	(79)		64		(17)
Income tax (expense) benefit	(6)	7	25	(L)	(19)	(L)	7

Net income	$10	(11)	(54)		45		($10)

Basic weighted average shares outstanding	53.8	35.3					89.1
Diluted weighted average shares outstanding	53.8	35.3					89.1

Basic earnings per common share:
Continuing operations	$0.19						($0.11)

Diluted earnings per common share:
Continuing operations	$0.19						($0.11)

The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements.

FAIRPOINT COMMUNICATIONS, INC. AND SUBSIDIARIES
Unaudited Pro Forma Combined Statement of Operations (Non-GAAP)
For the Three Months Ended March 31, 2007
(in millions, except per share data)

	Northern New England business (A)	Legacy FairPoint (B)	Merger Related Costs		Pro Forma Adjustments		Pro Forma Results for Combined Businesses

Revenues	$298	70	-		(1)	(C)	$367
Operating expenses:
Cost of services and sales, excluding depreciation and amortization	136	30			(9)	(C)(D)	157
Selling, general and administrative expense	64	11	8	(I)	(11)	(D)(J)	72
Depreciation and amortization	58	13			5	(F)	76
Total operating expenses	258	54	8		(15)		305
Income from operations	40	16	(8)		14		62
Other income (expense):
Interest expense	(18)	(10)	-		(19)	(E)(H)	(47)
Interest and dividend income	-	-	-				-
Loss on derivative instruments	-	-	-				-
Other nonoperating, net	1	2	-		(2)	(G)	1
Total other expense	(17)	(8)	-		(21)		(46)

Income before income taxes	23	8	(8)		(7)		16
Income tax (expense) benefit	(9)	(3)	3	(L)	3	(L)	(6)

Net income	$14	5	(5)		(4)		$10
Basic weighted average shares outstanding	53.8	35.3					89.1
Diluted weighted average shares outstanding	53.8	35.3					89.1

Basic earnings per common share:
Continuing operations	$0.26						$0.11

Diluted earnings per common share:
Continuing operations	$0.26						$0.11

The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements.

FAIRPOINT COMMUNICATIONS, INC. AND SUBSIDIARIES
Unaudited Reconciliation of Net Income under GAAP to Pro Forma Adjusted EBITDA (Non-GAAP)
(in millions)

	Three Months Ended
	March 31,	March 31,
	2008	2007
Net Income under GAAP	$10	$14
Depreciation and amortization	54	58
Interest expense	14	18
Income taxes	6	9
Northern New England business EBITDA (1)	84	99

FairPoint EBITDA (1)
Net Income	(11)	5
Depreciation and amortization	13	13
Interest expense	11	10
Income taxes	(7)	3
Pro forma adjustment for earnings in investees	—	(2)
Loss on derivatives	22	—
FairPoint Adjusted EBITDA (2)	28	29

Combined EBITDA (1)	112	128
Pro forma pension and OPEB adjustment	12	11
Estimated quarterly cost savings (3)	28	28
Non-cash pension and OPEB	10	12
		—
Pro forma Adjusted EBITDA (2)	$162	$179

(1)	EBITDA is defined as net income (loss) before interest expense, provision (benefit) for income taxes, depreciation and amortization.

(2)
Adjusted EBITDA is defined as EBITDA adjusted to exclude unusual or one-time non-recurring items, non-cash items and other adjustments and to include anticipated cost savings related to the merger and other adjustments.

(3)	Represents the quarterly run-rate cost savings as a result of the merger, which FairPoint expects to achieve within twelve months following the closing of the merger, assuming the Transition Services Agreement is terminated six months after the closing of the merger. These cost savings relate to the expected elimination of approximately $390 million (based on full year 2007 results) in annual costs and expenses, primarily consisting of shared corporate expenses allocated to the Northern New England business by Verizon. FairPoint believes that it can perform the corporate services provided by Verizon at a cost that is substantially less than that which was historically allocated to the Northern New England business. These costs will be replaced by (i) certain increased costs of approximately $254 million annually, (ii) the elimination of $18 million of annual revenue as a result of rate adjustments in Maine and (iii) the elimination of $6 million of annual revenue as a result of anticipated reductions in access charges in the future if a proceeding that is currently before the New Hampshire Public Utilities commission is decided adversely. In order to achieve these net cost savings, FairPoint expects to incur approximately $400 million in net one-time operating costs and capital expenditures, a significant portion of which will be capitalized. These costs do not include other merger related costs that were financed with the proceeds of the sale of FairPoint’s investment in the Orange County-Poughkeepsie Limited Partnership or reimbursed by Verizon. These costs include payments of $200 million to Capgemini under the master services agreement, payments of $133 million to Verizon under the TSA (assuming FairPoint no longer needs services under the transition services agreement following the six-month anniversary of the closing of the merger) and additional merger and transition related expenditures. FairPoint estimates that it will incur approximately $335 million of these costs following the closing of the merger. There can be no assurances that these or any other cost savings will actually be reailzed.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AND UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(A)
On March 31, 2008, FairPoint completed a merger with Spinco, pursuant to which Spinco merged with and into FairPoint with FairPoint continuing as the surviving corporation for legal purposes.  Spinco was a wholly-owned subsidiary of Verizon and prior to the merger Verizon and its subsidiaries transferred certain specified assets and liabilities of the local exchange business of Verizon New England in Maine, New Hampshire and Vermont and the customers of the related long distance and Internet service provider business in those states to subsidiaries of Spinco.  The merger was accounted for as a “reverse acquisition” and, therefore, Spinco is treated as the acquirer for accounting purposes.  As a result, the statement of operations and the financial information derived from the statement of operations as reported under GAAP reflects only the financial results of the Northern New England business.  The balance sheet and financial information derived from the balance sheet reflect the combined assets and liabilities of Legacy FairPoint and Spinco at March 31, 2008.  Certain assets and liabilities of the Northern New England business (principally related to pension, other post-employment benefits and associated deferred taxes) were not distributed to Spinco in the merger and were effectively contributed back to Verizon.  The statement of operations as reported under GAAP reflects the actual results of the Northern New England business for the three months ended March 31, 2008 and may not be indicative of Spinco’s and the FairPoint’s future results (after giving effect to the merger).

All results presented herein prior to March 31, 2008 represent the historical financial results of the Northern New England business and represent special-purpose combined financial statements prepared to present the balance sheets, statement of operations and cash flows of the Northern New England business in contemplation of a proposed merger with Legacy FairPoint and related transactions.  These special-purpose combined financial statements were prepared in accordance with U.S. generally accepted accounting principles.  Prior to March 31, 2008, these financial statements were prepared using specific information where available and allocations where data was not maintained on a state-specific basis within the Northern New England business’ books and records.

The special-purpose combined financial statements include the wireline-related businesses, Internet access, long distance and customer premises equipment services provided by the Northern New England business to customers in the states of Maine, New Hampshire and Vermont.  All significant intercompany transactions have been eliminated.  These special-purpose combined financial statements also included the assets, liabilities and expenses related to employees who support the Northern New England business, some of whom remained employees of Verizon following the merger.

(B)	To reflect operating results recognized by FairPoint prior to the merger as if the merger had occurred as of January 1, 2006.

(C)
This adjustment reflects revenues and related expenses associated with VoIP and wireless directory assistance services which were not transferred to Spinco.  For the three months ended March 31, 2008 and 2007, the Northern New England business recorded approximately $1 million and $1 million in revenue and $1 million and $1 million in expenses, respectively, associated with VoIP and wireless directory assistance services.  In addition, it reflects certain revenues and related expenses associated with customers of VSSI-CPE that were not transferred to Spinco.

(D)
This adjustment reflects the reduction in pension and OPEB expense of $12 million and $11 million for the three months ended March 31, 2008 and 2007, respectively, for the Northern New England business, determined using an actuarial study of employees to eliminate the pension and OPEB expense that were not be transferred to Spinco.  Of the $12 million adjustment for the three months ended March 31, 2008, $9 million was included in cost of services and sales and $3 million was included in selling, general and administrative expenses. Of the $11 million adjustment for the three months ended March 31, 2007, $8 million was included in cost of services and sales and $3 million was included in selling, general and administrative expenses.

(E)
This adjustment reflects the removal of allocated interest expense of $14 million and $18 million recorded by the Northern New England business during the three month period ended March 31, 2008 and 2007, respectively, associated with affiliate notes payables and long-term debts held by Verizon.

(F)
This adjustment reflects the amortization of the finite-lived identifiable intangible assets recorded in this transaction. The weighted average estimated life of FairPoint’s customer relationships is estimated to be 9.7 years and amortization expense is $5 million for the three months ended March 31, 2008 and 2007.

(G)
The adjustment to equity in net earnings of investees and net gains on sale of investments includes the elimination of FairPoint’s equity in net earnings of investors in the Orange County — Poughkeepsie Limited Partnership. In April 2007, FairPoint sold this investment to Verizon Wireless and another third party for $55 million.

(H)
This adjusts reported interest expense to the pro forma interest expense to be recognized on the debt structure of the combined company following the spin-off and merger.  The adjustment considers (1) the interest expense for the three months ended March 31, 2008 and 2007 recognized on the newly issued debt of the combined company, (2) the amortization of capitalized debt issuance costs associated with the newly issued debt, and (3) the elimination of interest expense and amortization of debt issuance costs related to the debt of Legacy FairPoint that was repaid upon consummation of the merger.

(I)
This adjustment is to separate certain merger related costs incurred by Legacy FairPoint prior to the merger.  These costs consist of various transition and transaction related costs required to close the merger, hire new employees and begin the transition process.

(J)
This adjustment is to eliminate the merger related costs discussed in (I) above of $47 million and $8 million incurred by Legacy FairPoint prior to the consummation of the merger during the three months ended March 31, 2008 and 2007 which are directly related to the merger and related transactions.

(K)
This adjustment consists of fees and charges incurred in connection with the closing of the spin-off and merger, principally including investment banking fees, write-off of debt issuance costs on Legacy FairPoint’s old credit facility and other costs incurred at the closing of the merger.

(L)	This adjustment reflects the income tax impact on adjustments described above.